FOR RELEASE FEBRUARY 23, 2004		PRESS RELEASE

Please Contact:	Michael Gelmon, CEO
Banyan Corporation (800) 808-0899
e-mail: info@chiropracticusa.net
Investor Relations 877-788-1940
www.ChiropracticUSA.net
www.Banyancorp.com

BANYAN CORPORATION RETAINS EQUITILINK LLC FOR
INVESTOR RELATIONS

LOS ANGELES (February 23rd, 2004)--Banyan Corporation (OTCBB: BANY) is pleased to announce that it has retained Equitilink LLC of La Jolla, California, as its investors relations firm.

Michael Gelmon, CEO of Banyan Corporation, stated, “At this stage of our corporate development, wherein our subsidiary Chiropractic USA, Inc. is growing rapidly and is fast becoming a national presence in Chiropractic, we feel it is appropriate to retain a sophisticated investor relations firm to represent our companies to the public.”

Banyan President, Cory Gelmon commented, “We have reviewed numerous investor relations firms over the past months and are impressed with Equitilink’s broad and proactive relationship with investors who invest in micro cap and small cap securities, and with the extensive and diverse experience of its management team.”

Jim Mahoney, Managing Director of Equitilink said, “After researching Banyan and Chiropractic USA in depth, we believe this is an exciting mutual opportunity for our companies. We believe Chiropractic USA is a sound business with an excellent business plan. We are confident that Banyan has the management team coupled with an exciting business to take this company to the next level. We look forward to advising and assisting this client with its financial communications and shareholder relations.”

Please contact Banyan Corporation Investor Relations toll-free at 877-788-1940. For more information about Chiropractic USA, please visit the Chiropractic USA Web site at www.ChiropracticUSA.net.

About Chiropractic USA, Inc.

Chiropractic USA, a subsidiary of Banyan Corporation, was founded in 2001 to establish a national franchise brand in the chiropractic industry. Banyan President Cory Gelmon and Banyan Chief Executive Officer Michael Gelmon are franchise lawyers who founded Domino’s Pizza of Canada Ltd. In early 2003, world-renowned chiropractic coach Dr. CJ Mertz of Team WLP s joined the Chiropractic USA Management Team. Chiropractic USA embarked on its plan in July 2002 by acquiring a chain of chiropractic clinics in Louisiana to serve as the Chiropractic USA flagship and commenced its franchise program in September of 2003. Currently, Chiropractic USA has clinics coast to coast, with representation in 20 states nationwide.

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About Banyan Corporation

Banyan Corporation is a publicly traded holding company focused on investing in and building a network of operating subsidiaries engaged in various innovative businesses. Currently the company’s subsidiary, Chiropractic USA’, Inc., is focusing on the development of branded Chiropractic clinics throughout North America by way of acquisitions of existing clinics as well as franchising Chiropractic clinics under its marks and uniform operating systems and practices. The company’s other subsidiary, Banyan Financial Services, Inc. is providing practice finance solutions to the Chiropractic, Medical, Dental and Healthcare communities.

About Equitilink

Equitilink assists public companies in improving their shareholder relations through professional, cost-effective public/investor relation’s strategies and specializes in working with small-cap and micro-cap companies. Equitilink helps its clients achieve fair market value by expanding public awareness and enhancing corporate image. Additional information is available on the Web at http://www.equitilinkpr.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by Banyan Corporation) contains statements that are forward-looking, such as statements relating to the future anticipated direction of the high technology industry, plans for future expansion, various business development activities, planned capital expenditures, future funding sources, anticipated sales growth and potential contracts. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of Banyan Corporation. These risks and uncertainties include, but are not limited to, those relating to development and expansion activities, dependence on existing management, financing activities, domestic and global economic conditions, changes in federal or state tax laws, and market competition factors. For a description of additional risks and uncertainties, please refer to Banyan’s filings with the Securities and Exchange Commission.

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